                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2006

                            2-TRACK GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                   333-89208               41-2036671
(State or Other Jurisdiction      (Commission File          (I.R.S. Employer
      of Incorporation)                Number)           Identification Number)

               35 Argo House, Kilburn Road, London, U.K. NW6 5LF

              (Address of principal executive offices) (zip code)

                                 011-44-20-7644-0472

              (Registrant's telephone number, including area code)

                                   Copies to:
                                Roger Linn, Esq.
                       WEINTRAUB GENSHLEA CHEDIAK SPROUL
                           400 Capitol Mall, 11th Floor
                              Sacramento, CA 95814

                                  (916) 558-6064
                                  (916) 446-1611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into s Material Definitive Agreement.

On February 2, 2006, 2-Track Ltd., a U.K ("2-Track"). susidiary of 2-Track Global
Inc., entered into a convertible loan agreement with Octagon Investments SA. The loan agreement was for the principal amount of $100,000, interest accrues under the arrangements at the rate of five percent per annum. The loan amount is repayable in ten installments commencing on the first anniversary of the agree-
ment. In addition, the amount owing under the loans is convertible into common stock at $.39, the market price of the shares on the date the advance was provided. The loan proceeds will be used for working capital and other corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant

On February 2, 2006, 2-Track Ltd. entered into a convertible loan agreement.
The arrangements are described in Item 1.01.

Exhibit

99.1 Convertible Loan Agreement by and between the Company and Octagon
     Investments SA, dated February 2, 2006.

Contact:
2-Track Global Inc
Mike Jung,
+44 20 7644 0472
http://www.2-trackglobal.com

                                       1

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              2-Track Global, Inc.

Dated: April 3, 2006                          By: /s/ Mike Jung
                                              ------------------------------
                                              Name:  Mike Jung
                                              Title: Chief Executive Officer